EXHIBIT 5.1

August 2, 2024

Loop Industries, Inc.

480 Fernand-Poitras

Terrebonne, Quebec, Canada, J6Y 1Y4

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Loop Industries, Inc., a Nevada corporation (the “Corporation”), in connection with the Corporation’s Registration Statement on Form S-3, as filed with the United States Securities and Exchange Commission (the “Commission”) as of the date set forth above, and as further amended or supplemented from time to time to the date hereof (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to the resale by a selling stockholder of up to 7,072,220 shares (the “Shares”) of the Corporation’s common stock, par value $0.0001 per share (“Common Stock”), consisting of (1) up to 4,714,813 shares of Common Stock (the “Issued Shares”), and (2) up to 2,357,407 shares of common stock that are issuable upon the exercise of warrants at a price of $20.00 per share (the “Warrants”).  The Securities may be issued, as applicable, and sold from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

We have reviewed the following documents: (i) the Articles of Incorporation of the Corporation, as filed with the Nevada Secretary of State on March 11, 2010, as amended (the “Articles”); (ii) the Amended and Restated By-laws of the Corporation, effective as of April 4, 2018; (iii) the resolutions adopted by the Corporation’s board of directors authorizing, among other things, the issuance and sale of the Shares and the filing of the Registration Statement with the Commission; and (iv) the Registration Statement and the exhibits thereto. We have also reviewed such corporate records and other agreements, documents and instruments, and such certificates or comparable documents of public officials and officers and representatives of the Corporation and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinions hereinafter set forth.

In delivering this opinion letter, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the accuracy and completeness of all records, information and statements submitted to us by officers and representatives of the Corporation. In making our examination of documents executed by parties other than the Corporation, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization of all requisite action, corporate or other, and execution and delivery by such parties of such documents, and the validity and binding effect thereof with respect to all parties.

Loop Industries, Inc.

August 2, 2024

The opinions expressed below are based on the assumptions that: (i) the Registration Statement and any amendments or supplements thereto (including any post-effective amendments) have been filed by the Corporation with the Commission and will be effective at the time that any of the Shares are issued, and that persons acquiring the Shares will receive a prospectus containing all of the information required by Part I of the Registration Statement before acquiring such Shares; (ii) the Shares will continue to be duly and validly authorized on the dates that the Shares are issued, and, upon the issuance of any of the Shares, the total number of shares of Common Stock issued and outstanding, after giving effect to such issuance of such Shares, will not exceed the total number of shares of Common Stock that the Corporation is then authorized to issue under the Articles, as may be further amended; and (iii) the Shares will be issued and sold in compliance with the Securities Act and the securities or “Blue Sky” laws of various states.

On the basis of the foregoing, and subject to the qualifications, assumptions, and limitations set forth herein, we are of the opinion that:

1.	With respect to the Issued Shares, such Shares have been duly authorized, and are validly issued, fully-paid and non-assessable; and

2.

With respect to the remaining Shares issuable pursuant to the exercise of the Warrants, when, as and if such Shares are issued and delivered against receipt of payment therefore in accordance with the Warrants, the issuance of such Shares will be validly issued, fully paid and non-assessable.

This opinion is limited to the present laws of the State of Nevada.  We express no opinion as to the laws of any other jurisdiction, of the United States of America, or to any state “Blue Sky” laws and regulations, and no opinion regarding the statutes, administrative decisions, rules and regulations or requirements of any county, municipality or subdivision or other local authority of any jurisdiction.

We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in fact or any other matters that hereafter might occur or be brought to our attention.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus forming part of the Registration Statement.  In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Ballard Spahr LLP